Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
United Natural Foods, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-19947, 333-19949, 333-71673, 333-56652, 333-106217, and 333-123462) on Form S-8 of United Natural Foods, Inc. of our reports dated October 5, 2005, with respect to the consolidated balance sheets of United Natural Foods, Inc. and subsidiaries as of July 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended July 31, 2005, the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of July 31, 2005 and the effectiveness of internal control over financial reporting as of July 31, 2005, which reports appear in the July 31, 2005 annual report on Form 10-K of United Natural Foods, Inc.

/s/ KPMG LLP

Providence, Rhode Island
October 10, 2005